UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2018

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 850 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 642-3700 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ron Provenzano as Head of Operations Excellence and Related Employment Agreement

Effective as of October 16, 2018, Ronald C. Provenzano, the Company’s current General Counsel and Corporate Secretary, will transition to the role of Head of Operations Excellence. Mr. Provenzano will continue to serve as an Executive Vice President and member of the Company’s executive team. Mr. Provenzano’s experience and education are summarized in the Company’s July 31, 2018 amended and restated proxy statement.

In connection with his appointment as Head of Operations Excellence, Mr. Provenzano and the Company entered into an Amended and Restated Employment Agreement, dated October 16, 2018 (the “Provenzano Employment Agreement”). Pursuant to the Provenzano Employment Agreement, Mr. Provenzano will receive an annual base salary of not less than $400,000. Mr. Provenzano will also be entitled to a target annual bonus opportunity equal to not less than 70% of Mr. Provenzano’s annual base salary, with a maximum bonus opportunity of 200% of his performance bonus target. Beginning in 2019, Mr. Provenzano will also be entitled to annual long-term incentive awards, as approved by the Compensation Committee of the Board in its discretion, with a targeted grant date value of 125% of Mr. Provenzano’s base salary.

In the event Mr. Provenzano is terminated by the Company without “cause” or if he resigns for “good reason” (each as defined in the Provenzano Employment Agreement), Mr. Provenzano would be entitled to receive, following his execution and non-revocation of a release of claims, (i) an amount, payable in equal installments over a twelve (12) month period, equal to the sum of (A) his annual base salary in effect on the date of termination and (B) his target annual bonus for the fiscal year in which the date of termination occurs, (ii) his prorated annual bonus based on the Company’s actual performance for the year in which such date of termination occurs, (iii) immediate vesting of all outstanding equity-based awards which would otherwise have vested based solely on the passage of time if his employment had continued for a period of twelve (12) months following the date of termination, and (iv) immediate vesting of the pro rata portion of equity-based awards which would otherwise have vested based on performance if Mr. Provenzano had remained employed for a period of twelve (12) months following the date of termination. In the event Mr. Provenzano experiences a “qualifying termination” of employment in connection with a “change in control” (each as defined in the Provenzano Employment Agreement), Mr. Provenzano would, in addition to the benefits set forth above, be entitled to immediate vesting of all outstanding equity-based awards (including immediate vesting at the target level of performance for equity-based awards which would otherwise vest based on performance).

Upon a termination of employment for any reason, Mr. Provenzano would continue to be subject to non-competition and non-solicitation restrictive covenants for two (2) years following his termination.

The Provenzano Employment Agreement has a term expiring on October 16, 2019, unless earlier terminated by either party, and will automatically renew for successive one-year periods unless either party delivers a notice of non-renewal.

The foregoing description of the Provenzano Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Provenzano Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There is no arrangement or understanding between Mr. Provenzano and any other person pursuant to which Mr. Provenzano was appointed as an executive officer of the Company. There are no family relationships between Mr. Provenzano and any director or executive officer of the Company, and Mr. Provenzano has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Oren Azar as General Counsel and Related Employment Agreement

Effective as of October 16, 2018, Oren B. Azar, the Company’s current Senior Vice President and Deputy General Counsel, has been appointed Executive Vice President, General Counsel and Corporate Secretary.

Mr. Azar, age 54, has served as Deputy General Counsel of the Company since June 2014. From January 2013 to June 2014, Mr. Azar was an independent legal consultant and a member of the legal services firm Outside GC, LLC. Previously, Mr. Azar served in senior legal roles for Walgreen Co. and Joy Global Inc. and practiced corporate law as a partner at Shearman & Sterling LLP. Mr. Azar holds a Juris Doctor from Harvard Law School and a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania.

In connection with his appointment as General Counsel and Corporate Secretary, Mr. Azar and the Company entered into an Employment Agreement, dated October 16, 2018 (the “Azar Employment Agreement”). Pursuant to the Azar Employment Agreement, Mr. Azar will receive an annual base salary of not less than $300,000. Mr. Azar will also be entitled to a target annual bonus opportunity equal to not less than 60% of Mr. Azar’s annual base salary, with a maximum bonus opportunity of 200% of his performance bonus target. The Azar Employment Agreement also entitles Mr. Azar to a signing long-term incentive grant equal to $150,000 in grant date target value that will consist of restricted stock units vesting on the third anniversary of the date of grant. Beginning in 2019, Mr. Azar will also be entitled to annual long-term incentive awards, as approved by the Compensation Committee of the Board in its discretion, with a targeted grant date value of 80% of Mr. Azar’s base salary.

In the event Mr. Azar is terminated by the Company without “cause” or if he resigns for “good reason” (each as defined in the Azar Employment Agreement), Mr. Azar would be entitled to receive, following his execution and non-revocation of a release of claims, (i) an amount, payable in equal installments over a twelve (12) month period, equal to the sum of (A) his annual base salary in effect on the date of termination and (B) his target annual bonus for the fiscal year in which the date of termination occurs, (ii) his prorated annual bonus based on the Company’s actual performance for the year in which such date of termination occurs, (iii) immediate vesting of all outstanding equity-based awards which would otherwise have vested based solely on the passage of time if his employment had continued for a period of twelve (12) months following the date of termination, and (iv) immediate vesting of the pro rata portion of equity-based awards which would otherwise have vested based on performance if Mr. Azar had remained employed for a period of twelve (12) months following the date of termination. In the event Mr. Azar experiences a “qualifying termination” of employment in connection with a “change in control” (each as defined in the Azar Employment Agreement), Mr. Azar would, in addition to the benefits set forth above, be entitled to immediate vesting of all outstanding equity-based awards (including immediate vesting at the target level of performance for equity-based awards which would otherwise vest based on performance).

Upon a termination of employment for any reason, Mr. Azar would continue to be subject to non-competition and non-solicitation restrictive covenants for two (2) years following his termination.

The Azar Employment Agreement has a term expiring on October 16, 2019, unless earlier terminated by either party, and will automatically renew for successive one-year periods unless either party delivers a notice of non-renewal.

The foregoing description of the Azar Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Azar Employment Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

There is no arrangement or understanding between Mr. Azar and any other person pursuant to which Mr. Azar was appointed as an executive officer of the Company. There are no family relationships between Mr. Azar and any director or executive officer of the Company, and Mr. Azar has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Technology Team Realignment and Resignation of Robert Burkart

The Company recently realigned the leadership structure of its technology teams to better integrate its technology resources and initiatives with its sales efforts and operational improvement priorities. In connection with the implementation of the realignment, the Company’s Chief Information Officer Robert Burkart gave notice of resignation on October 17, 2018, effective November 15, 2018, to pursue a business venture in a different industry.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement between InnerWorkings, Inc. and Ronald Provenzano, dated October 16, 2018.
10.2	Employment Agreement between InnerWorkings, Inc. and Oren B. Azar, dated October 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: October 17, 2018	By:	/s/ Charles D. Hodgkins III
	Name:	Charles D. Hodgkins III
	Title:	Interim Chief Financial Officer